UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2006

INTERVIDEO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49809	94-3300070
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

46430 Fremont Boulevard

Fremont, California 94538

(Address of Principal Executive Offices)

(510) 651-0888

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On March 2, 2006, InterVideo issued a press release regarding its financial results for the fiscal quarter and year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Use of non-GAAP financial information

In the press release, InterVideo provides certain adjustments to financial information calculated on the basis of GAAP as supplemental information relating to its results of operations. These non-GAAP financial measures include non-GAAP net income, diluted earnings per share and gross profit and margin figures, which exclude certain expense items associated with the acquisition of Ulead and other non-recurring charges. Management believes that this non-GAAP presentation allows investors to better understand the operating results of InterVideo for the quarter and year ended December 31, 2005 because this presentation excludes acquisition related and other non-recurring charges management considers meaningful and provides insight into how management evaluates operating results. Investors should note, however, that the non-GAAP financial measures used by InterVideo may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. InterVideo does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of the GAAP financial measures to non-GAAP financial measures is provided at the end of the press release.

ITEM 9.01. Financial Statements, Pro Forma Information and Exhibits

(d) Exhibits.

99.1 Press release of InterVideo, Inc. dated March 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERVIDEO, INC.
(Registrant)

Date: March 2, 2006	/s/ Randall Bambrough
Randall Bambrough
Chief Financial Officer

INDEX OF EXHIBITS:

Exhibit Number	Description
99.1	Press release of InterVideo, Inc. dated March 2, 2006